AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2025

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORGANOGENESIS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1329150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

85 Dan Road

Canton, MA 02021

(Address of principal executive offices, including zip code)

Organogenesis Holdings Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Lori Freedman

Chief Administrative and Legal Officer

Organogenesis Holdings Inc.

85 Dan Road

Canton, MA 02021

(Name and address of agent for service)

(781) 575-0775

(Telephone number, including area code, of agent for service)

Copies to:

William R. Kolb

Ryan M. Rourke Reed

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

Telephone: (617) 832-1000

Telecopy: (617) 832-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Organogenesis Holdings Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 15,900,000 shares of its Class A common stock, par value $0.0001 per share, that may be issued and sold under the Organogenesis Holdings Inc. 2018 Equity Incentive Plan, as amended (the “Plan”), following the amendment to the Plan that was approved by the Registrant’s stockholders at its annual meeting on June 20, 2024. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to that instruction, the contents of the Registration Statements on Form S-8 (File No. 333-229601 and File No.  333-268736) filed with the Securities and Exchange Commission on February  11, 2019 and December 9, 2022, respectively, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of ORGO (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3/A (File No. 333-233621) filed with the SEC on September 16, 2019)

4.2	Certificate of Amendment of Certificate of Incorporation of Organogenesis Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37906) filed with the SEC on June 27, 2022)

4.3	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-37906) filed with the SEC on November 12, 2024)

4.4	Bylaws of ORGO (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-3/A (File No. 333-233621) filed with the SEC on September 16, 2019)

4.4+	2018 Equity Incentive Plan (as amended) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37906) filed with the SEC on June 21, 2024)

5.1*	Opinion of Foley Hoag LLP

23.1*	Consent of RSM US LLP

23.2*	Consent of Foley Hoag LLP (included in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table

*	Filed herewith.
+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Canton, Commonwealth of Massachusetts, on August 7, 2025.

ORGANOGENESIS HOLDINGS INC.

By:	/s/ Gary S. Gillheeney, Sr.
Gary S. Gillheeney, Sr. President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Organogenesis Holdings Inc., hereby severally constitute and appoint each of Gary S. Gillheeney, Sr. and David Francisco, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary S. Gillheeney, Sr. Gary S. Gillheeney, Sr.	Chief Executive Officer, President and Director (Principal Executive Officer)	August 7, 2025

/s/ David Francisco David Francisco	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2025

/s/ Robert Ades Robert Ades	Director	August 7, 2025

/s/ Michael J. Driscoll Michael J. Driscoll	Director	August 7, 2025

/s/ Prathyusha Duraibabu Prathyusha Duraibabu	Director	August 7, 2025

/s/ Jon Giacomin Jon Giacomin	Director	August 7, 2025

/s/ Michele Korfin Michele Korfin	Director	August 7, 2025

/s/ Arthur S. Leibowitz Arthur S. Leibowitz	Director	August 7, 2025

/s/ Garrett Lustig Garrett Lustig	Director	August 7, 2025

/s/ Glenn H. Nussdorf Glenn H. Nussdorf	Director	August 7, 2025

/s/ Gilberto Quintero Gilberto Quintero	Director	August 7, 2025